UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2018

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07.  Submission of Matters to Vote of Security Holders

State Bank Financial Corporation ("State Bank") held a special meeting of shareholders on Tuesday, September 18, 2018 in Atlanta, Georgia, related to its pending merger with Cadence Bancorporation ("Cadence"). The matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Merger Proposal

State Bank’s shareholders approved the Agreement and Plan of Merger, dated as of May 11, 2018, by and between State Bank and Cadence, pursuant to which State Bank will merge with and into Cadence, with Cadence continuing as the surviving corporation. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,006,742	63,228	236,631	—

Compensation Proposal

State Bank’s shareholders approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of State Bank that is based on or otherwise relates to the merger. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,943,048	12,084,695	278,858	—

Adjournment Proposal

State Bank’s shareholders approved a proposal to adjourn the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,380,335	1,687,126	239,140	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: September 18, 2018	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer and Chief Operating Officer